Exhibit 99.1

HL Acquisitions Corp. Receives Shareholder Approval of Business Combination with Fusion Fuel Green

NEW YORK, NY, Dec. 04, 2020 (GLOBE NEWSWIRE) -- HL Acquisitions Corp. (Nasdaq: HCCH) (“HL”) and Fusion Fuel Green PLC (“Fusion Fuel”) announced today that the shareholders of HL have approved the business combination between HL and Fusion Fuel at an annual general meeting of shareholders held today in New York. None of HL’s public shares were redeemed in connection with the vote to approve the business combination. It is expected that the business combination will close in the coming days.

Upon the closing of the business combination, each unseparated unit of HL will separate into its component parts of one ordinary share, one warrant, and one right. Each right of HL will be automatically exchanged for one-tenth (1/10th) of one ordinary share in accordance with its terms. The ordinary shares and warrants of HL will then automatically convert into Class A ordinary shares and warrants of Fusion Fuel, respectively, and it is expected that such Class A ordinary shares and warrants will trade on the Nasdaq Capital Market under the symbols “HTOO” and “HTOOW,” respectively.

In addition to approving the business combination, the HL shareholders elected seven directors to Fusion Fuel’s board of directors – Jeffrey E. Schwarz, Frederico Figueira de Chaves, João Teixeira Wahnon, Jaime Silva, António Augusto Gutierrez Sá da Costa, Rune Magnus Lundetrae, and Alla Jezmir. Additionally, HL’s shareholders approved the material differences between HL’s charter documents and Fusion Fuel’s charter documents and approved the sale and issuance of 2,450,000 Fusion Fuel Class A ordinary shares in a private placement for gross proceeds of approximately $25.1 million which will close simultaneously with the business combination.

Jeffrey Schwarz, CEO of HL, commented: “We appreciate the support our shareholders have shown for the business combination with Fusion Fuel, expressed both by way of the overwhelming vote in favor of the transaction, and with no shareholders exercising their redemption rights. We look forward to consummating the transaction and getting down to the business of building a leading player in the emerging market for Green Hydrogen.”

Forward-looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside HL’s or Fusion Fuel’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement, including, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of that certain Amended and Restated Business Combination Agreement, dated as of August 25, 2020, by and between HL, Fusion Fuel, Fusion Welcome – Fuel, S.A. and the other parties thereto, the ability to maintain the listing of Fusion Fuel’s securities on Nasdaq or another national securities exchange following the business combination, changes adversely affecting the businesses in which Fusion Fuel is engaged, management of growth, general economic conditions, including changes in the credit, debit, securities, financial or capital markets, the impact of COVID-19 or other adverse public health developments on Fusion Fuel’s business and operations, and the other risks and uncertainties set forth in the definitive proxy statement/prospectus filed by each of HL and Fusion Fuel on November 10, 2020. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Use of Social Media as a Source of Material News
Fusion Fuel intends to post a copy of the press release on its LinkedIn profile and/or its website (www.fusion-fuel.eu) and other social media outlets. Fusion Fuel uses, and will continue to use, its LinkedIn profile, website, press releases, and various social media channels, as additional means of disclosing information to investors, the media, and others interested in Fusion Fuel. It is possible that certain information that Fusion Fuel posts on social media or its website, or disseminates in press releases, could be deemed to be material information, and Fusion Fuel encourages investors, the media and others interested in Fusion Fuel to review the business and financial information that Fusion Fuel posts on its social media channels, website, and disseminates in press releases, as such information could be deemed to be material information.

Contact:
Jeffrey E. Schwarz
Chief Executive Officer
HL Acquisitions Corp.
(212) 486-8100